ARTICLES OF INCORPORATION

Filed in the office of the Division of Corporations this 24th day of Jan A.D. 1983
DAVID S. MONSON
Lt. Gov./Sec. of State
Filing Clerk MC Fee $50.00

OF

TECHNOLABS, INC.

RECEIVED
1983 JAN 24
LT. GOV/SEC. OF STATE

We, the undersigned natural persons acting as incorporator's of the corporation under the Utah Business Corporations Act adopt the following Articles of Incorporation for such corporation.

101922

ARTICLE I

Name. The name of the corporation (hereinafter called "Corporation") is TECHNOLABS, INC..

ARTICLE II

Period of Duration. The period of duration of the Corporation is perpetual.

ARTICLE III

Purposes and Powers. The purpose for which this Corporation is organized is to engage in the business of investing in, participating in, joint venturing in and acquiring high technology products and businesses and to engage in any and all other lawful business.

ARTICLE IV

Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of stock having a par value of one mil ($.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

ARTICLE V

Incorporators. The name and post office address of each incorporator is:

R. Kenneth Jarell
1504 Browning Ave.
Salt Lake City, Utah 84105

Kurtis D. Hughes
2323 Arbor Lane Apt B
Salt Lake City, Utah 84117

Sharon Lundskog
1168 Sunnyside Ave
Salt Lake City, Utah 84102

ARTICLE VI

Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of directors is three (3) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:

R. Kenneth Jarrell
1504 Browning Ave
Salt Lake City, Utah 84105

Kurtis D. Hughes
2323 Arbor Lane Apt B
Salt Lake City, Utah 84117

Sharon Lundskog
1168 Sunnyside Ave
Salt Lake City, Utah 84102

ARTICLE VII

Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

ARTICLE VIII

Preemptive Rights. There shall be no preemptive right to acquire unissued and/or treasury shares of the stock of the Corporation.

ARTICLE IX

Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

ARTICLE X

Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 1549 So. 1300 E., Salt Lake City, Utah 84105, Utah and the initial registered agent of the Corporation at such address is W. Sterling Mason Jr..

R. Kenneth Jarrell

[signature]

[signature]

STATE OF UTAH)

: ss

COUNTY OF SALT LAKE)

On the 21st day of January , 1983, personally appeared before me R. Kenneth Jarrell, Kurtis D. Hughes, and Sharon Lundskog and duly acknowledged to me that they are the persons who signed the foregoing instrument as incorporators and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge as to those matters upon which they operate on information and belief and as to those matters upon which they operate information and belief and as to those matters believe them to be true.

[signature]

NOTARY PUBLIC

WILLIAM S. MASON, JR.
NOTARY PUBLIC
STATE OF UTAH

Residing in Salt Lake City, UT.

My Commission Expires

5-20-83

101922

FILED in the office of the Lt. Gov/Sec. of State, of the State of Utah, on the 7th day of May A.D. 1984
DAVID S. MONSON
Lt. Gov/Sec. of State
Filing Clerk MC Fee $25.00

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
TECHNOLABS, INC.

RECEIVED

1984 MAY -7 PM 4:31

LT. GOV./SEC. OF STATE

Pursuant to the provisions of the Utah Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Corporation is TECHNOLABS, INC.

2. The following amendments of the Articles of Incorporation were adopted by the Shareholders of the Corporation on April 27, 1984, in the manner prescribed by the Utah Business Corporation Act:

(A) ARTICLE I of the Articles of Incorporation is changed to read as follows: "Name. The name of the corporation (hereinafter called "Corporation") is Stoneside U.S.A., Inc."

(B) ARTICLE III of the Articles of Incorporation is changed to add, as a stated purpose of the Corporation, "the manufacture and sale of recreational products."

251 8496 5/07/84 25.00 T

3. The number of shares of the Corporation outstanding at the time of such adoption was 1,270,000; and the number of shares entitled to vote thereon was 1,270,000.

4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES
Common	1,270,000

5. The number of shares of common stock voted for such amendment was 967,400; the number of shares of common stock voted against such amendment was -0-; and the number of shares of common stock which abstained from voting was -0-.

DATED this 27 day of April, 1984.

TECHNOLABS, INC.

Steven R. Garside
Steven R. Garside
President

Deborah J. Brimhall
Deborah J. Brimhall
Secretary

STATE OF)
) ss
COUNTY OF)

On the 27th day of April, 1984, Steven R. Garside and Deborah J. Brimhall personally appeared before me and duly acknowledged to me that they are the persons who signed the foregoing instrument and know the contents thereof and that the same is true of their own knowledge as to those matters upon which they operate on information and belief and as to those matters believe them to be true.

Debbie Humes
NOTARY PUBLIC

Residing in Salt Lake.

My commission expires: 7-26-87.

FILED by the Division of Corporations
Commercial Code of the Utan State
Department of Business Regulation
this 18th day of April A.D. 1986
Corporate Documents Examiner M.C.
paid $ 35.00

RECEIVED

1986 APR 18 PM 4:04

DIVISION OF CORPORATIONS
STATE OF UTAH

AMENDMENT TO THE ARTICLES OF

INCORPORATION OF

STONESIDE, U.S.A., INC. 101922

A special meeting of the shareholders of Stoneside, U.S.A., Inc. was held on the 17th day of March, 1986, in Salt Lake City, Utah. On the date of the meeting, there were 3,810,000 common shares issued and outstanding, and there were represented in person or by proxy at the meeting 2,905,950 common shares, 2,905,950 of which voted in favor of the following amendment and none voted against the amendment.

ARTICLE I

The name of the Corporation is N GROUP CORPORATION.

Dated this 17th day of March, 1986.

N GROUP CORPORATION

By: [signature]
Robert M. Nostrand
President

By: [signature]
Robert M. Wainwright
Secretary

* * * * *

STATE OF CALIFORNIA)
) ss.
COUNTY OF SAN DIEGO)

On the 26th day of March, 1986, personally appeared before me ROBERT M. NOSTRAND who being duly sworn by me did say that he is the President of N GROUP CORPORATION, a Utah corporation, and that he has read and knows the contents of the above and foregoing instrument, and that the same was signed by him on behalf of said corporation by authority of a resolution of its Board of Directors and that said corporation executed the same.

[signature]
Notary Public

OFFICIAL SEAL
GLORIA PINA
NOTARY PUBLIC - CALIFORNIA
SAN DIEGO COUNTY
My comm. expires MAR 14, 1988

My Commission Expires:

3-14-88

STATE OF CALIFORNIA)
) ss.
COUNTY OF SAN DIEGO)

On the 26th day of March, 1986, personally appeared before me ROBERT M. WAINWRIGHT who being duly sworn by me did say that he is the Secretary of N GROUP CORPORATION, a Utah corporation, and that he has read and knows the contents of the above and foregoing instrument, and that the same was signed by him on behalf of said corporation by authority of a resolution of its Board of Directors and that said corporation executed the same.

Joyce McNamara
Notary Public

My Commission Expires:
12-12-86

OFFICIAL SEAL
JOYCE McNAMARA
NOTARY PUBLIC - CALIFORNIA
SAN DIEGO COUNTY
My Comm. Expires Dec. 12, 1986

STATE OF UTAH

Executive Department

Office of Lt. Governor/Secretary of State

CERTIFICATE OF AMENDMENT

OF

STONESIDE U.S.A., INC.

I, DAVID S. MONSON, Lt. Governor/Secretary of State of the State of Utah, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of

STONESIDE U.S.A., INC. formerly
TECHNOLABS, INC.

duly signed and verified pursuant to the provisions of the Utah Business Corporation Act, have been received in my office and are found to conform to law.

ACCORDINGLY, by virtue of the authority vested in me by law, I hereby issue this Certificate of Amendment to the Articles of Incorporation of

STONESIDE U.S.A., INC.

and attach hereto a duplicate original of the Articles of Amendment.

File No. 101922

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Utah at Salt Lake City, this 7th *day of* May *19* 84 *A.D.*

David S. Monson

LT. GOVERNOR/SECRETARY OF STATE

ARTICLES OF AMENDMENT
OF
N GROUP CORPORATION

The Articles of Amendment to the original Articles of Incorporation of N Group Corporation, a Utah corporation, are set forth as follows:

RECEIVED
1989 DEC 12 PM 2 38

A. ARTICLE I - Name

The name of the corporation is N Group Corporation.

AMENDMENT - ARTICLE I - Name

The name of the corporation is amended to Trans Pacific Group, Inc.

B. As of the date of the Special Shareholders Meeting, the corporation has issued and outstanding One Million Six Hundred Seventy Thousand (1,670,000) shares of one mil par value stock, all of which were entitled to vote on the proposed amendments. None of the shares were entitled to vote as a class.

C. At a Special Meeting of Shareholders held November 6, 1989, Nine Hundred Fifty Thousand (950,000) shares voted in favor of the Amendment and zero voted against. None of the shares were entitled to vote as a class.

Dated November 6, 1989

934601 0050

PRESIDENT

Kelley Marie Buchanan
SECRETARY

STATE OF UTAH
DEPARTMENT OF COMMERCE
DIVISION OF CORPORATIONS AND COMMERCIAL CODE

I Hereby certify that the foregoing has been filed and approved on the 12th Day of Dec. 19 89 in the office of this Division.

EXAMINER BS Date 12/12/89

Peter Van Alstyne
PETER VAN ALSTYNE
DIVISION DIRECTOR

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JAN 3 1 1997
No. C 3952-89
Dean Heller
DEAN HELLER, SECRETARY OF STATE

ARTICLES OF MERGER
Trans Pacific Group., Inc., a Utah corporation

INTO

Trans Pacific Group, Inc., a Nevada corporation
as a surviving corporation

ARTICLES OF MERGER, dated the 26th day of November 1996, between Trans Pacific Group., Inc., a Utah corporation herein called "Trans Pacific Group, Inc.-Utah" located at 44 West 300 South, Suite #703, Salt Lake City, UT 84111 and all of the Directors thereof, and Trans Pacific Group, Inc., a Nevada corporation, located at 1905 So. Eastern Ave., Las Vegas, NV 89104 herein called "Trans Pacific Group, Inc.-Nevada" and all of the Directors thereof, the two corporations being hereinafter sometimes called the "Constituent Corporations."

WHEREAS, the Board of Directors deems it advisable and generally to the welfare of Trans Pacific Group, Inc., that the corporation merger to be effected pursuant to the statutes of the State of Utah and the statutes of the State of Nevada, and they have duly approved and authorized the form of certificate of merger.

WHEREAS, Trans Pacific Group, Inc.-Utah is a Corporation duly organized under the laws of the State of Utah, having been incorporated January 24, 1983, having authorized capital of fifty million (50,000,000) shares of common stock with a $.001 par value of which 1,175,175 shares are outstanding.

WHEREAS, Trans Pacific Group, Inc.-Nevada is a Corporation duly organized under the laws of the State of Nevada having been incorporated November 6, 1989, having authorized capital consisting of fifty million (50,000,000) shares of common stock with a $.001 par value.

WHEREAS, the laws of the State of Utah and Nevada permit such a merger, and the Constituent Corporations desire to merge pursuant to the provisions of the laws of their respective states;

NOW THEREFORE, in consideration of the promises and of the mutual agreements and covenants herein contained, it is certified that Trans Pacific Group, Inc.-Utah is merged into Trans Pacific Group, Inc.-Nevada which shall be the Surviving Corporation, and the terms and conditions of such merger and the mode of carrying it into effect are and shall be as follows:

1. **NAME OF SURVIVING CORPORATION.** The name of the Surviving Corporation, which is sometimes hereinafter referred to as the Surviving Corporation, shall, from and after the effective date of the merger, be Trans Pacific Group, Inc. The separate existence of Trans Pacific Group, Inc.-Utah shall cease at the effective time of merger, except insofar as it may be continued by laws of in order to carry out the purposes of this Certificate of Merger and except as continued in the Surviving Corporation.

2. **ARTICLES OF INCORPORATION OF SURVIVING CORPORATION.** The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Trans Pacific Group, Inc.-Nevada, as amended.

3. **BYLAWS**. The bylaws of Trans Pacific Group, Inc.-Nevada at the effective time of the merger shall be the bylaws of the Surviving Corporation until altered or repealed as provided therein.

4. **BOARD OF DIRECTORS AND OFFICERS**. The members of the Board of Directors and the officers of the Surviving Corporation immediately after the effective time of the merger shall be those persons who were the members of the Board of Directors and the officers, prior to the effective time of the merger, and such person shall serve in such offices, respectively, for the terms provided by law of in the Bylaws, or until their respective successors are elected and qualified.

5. **AUTHORITY TO CONDUCT BUSINESS**. Trans Pacific Group, Inc.-Nevada represents that the corporation has not filed an application for authority to do business in Nevada. The Surviving Corporation, Trans Pacific Group, Inc.-Nevada will conduct no such business in Nevada without first filing and having such application approved. Trans Pacific Group, Inc.-Nevada will file its application for authority to conduct business in Nevada immediately upon completion of the merger.

6. **CONVERSION OF SHARES**. The manner of converting the units of Trans Pacific Group, Inc.-Utah into shares of Trans Pacific Group, Inc.-Nevada shall be set forth in this paragraph:

   (a) The manner of converting the units of Trans Pacific Group, Inc.-Utah into shares of Trans Pacific Group, Inc.-Nevada shall be as follows:

   Immediately upon the effective date of the merger, each one share of stock of Trans Pacific Group, Inc.-Utah outstanding in the hands of the public (being all of the shares of Trans Pacific Group, Inc.-Utah outstanding) without any action on the part of the holder thereof, shall automatically become and be converted into common stock of Trans Pacific Group, Inc.-Nevada on a share for share basis and each outstanding certificate representing shares of common stock of Trans Pacific Group, Inc.-Utah shall thereupon be deemed for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully paid, nonassessable shares of common stock of Trans Pacific Group, Inc.-Nevada into which such shares of common stock of Trans Pacific Group, Inc.-Utah shall have been converted.

7. **RIGHTS OF SHAREHOLDERS**. After the effective time of the merger, any holder of a certificate or certificates which therefore represented shares of Common Stock of Trans Pacific Group, Inc.-Utah may, but shall not be required to surrender the same to the Transfer Agent of the Trans Pacific Group, Inc.-Nevada, I Data, Inc., 14675 Midway Rd., #221, Dallas, TX 75244 and shall thereupon be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of Common Stock of Trans Pacific Group, Inc.-Nevada into which the shares of Common Stock of Trans Pacific Group, Inc.-Utah theretofore represented by such certificate or certificates shall have been converted.

8. **EFFECTIVE DATE OF MERGER**. (a) For all purposes of the laws of the State of Nevada, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of Trans Pacific Group, Inc.-Utah

except insofar as it may be continued by statute, shall cease as soon as: This Agreement of Merger shall have been adopted, approved, signed, acknowledged in accordance with the laws of the State of Nevada and certificates of its adoption and approval shall have been executed in accordance with such laws: and this Certificate of Merger shall been filed in the Office of the Secretary of the State of Nevada.

(b) The corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of Trans Pacific Group, Inc.-Nevada shall continue unaffected and unimpaired by the merger hereby provided for; and entities, identities, existances, purposes, powers, objects, franchises, rights and immunities of Trans Pacific Group, Inc.-Utah shall be continued in and merged into Trans Pacific Group, Inc.-Nevada, shall be fully vested therewith.

9. **AUTHORIZATION.** The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the laws of the respective jurisdictions of the Constituent Corporations and that the matter was approved at a special shareholder meeting of the respective entities at which the shareholders voted as follows:

Corporation: Trans Pacific Group, Inc.
a Utah corporation

Shares Outstanding:	1,175,175
Voted For:	716,856
Voted Against:	-0-

10. **FURTHER ASSURANCES OF TITLE.** As when requested by the Surviving Corporation of by its successors or assigns, Trans Pacific Group, Inc.-Utah will execute and deliver or cause to be executed and deliver all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation, Trans Pacific Group, Inc.-Nevada, may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of Trans Pacific Group, Inc.-Utah acquired by Trans Pacific Group, Inc.-Nevada by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of Trans Pacific Group, Inc.-Utah and the officers and directors of Trans Pacific Group, Inc.-Nevada are fully authorized in the name of Trans Pacific Group, Inc.-Utah or otherwise to take any and all such action.

11. **SERVICE OF PROCESS ON SURVIVING CORPORATION.**

(a) Utah: The surviving Corporation agrees that it may be served with process in the State of Utah in any proceeding for enforcement of any obligation of Trans Pacific Group, Inc.-Utah so for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the General Law of Utah and hereby irrevocably appoints the Secretary of State of Utah as its

agent to accept service of process in any suit or other proceedings. Copies of such process shall be mailed to Trans Pacific Group, Inc., 16935 W. Bernardo Drive., San Diego, CA 92127.

12. **SHAREHOLDERS RIGHT TO PAYMENT**. The Surviving Corporation agrees that subject to the provisions of the General Business Corporation Law of the State of Utah, it will pay to the shareholders which may be entitled under the provisions of the above statutes of the law of the State of Utah as the case may be.

13. **ABANDONMENT**. This Agreement of Merger may be abandoned (a) by either Constituent Corporation, acting by its Board of Directors, at anytime prior to its adoptions by the shareholders of both of the Constituent Corporation as provided by law, or (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the effective time of the merger. In the event of abandonment of the Certificate of Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Corporation, and thereupon, or abandonment pursuant to (b) above, this Certificate of Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations of its Board of Directors of shareholders.

IN WITNESS WHEREOF, each of the Constituent Corporations pursuant to authority duly granted by its Board of Directors, has caused this Certificate of Merger to be executed by a majority of its directors and its President and Secretary.

The respective Directors and Officers of the Constituent Corporation do hereby certify that the above Agreement Merger was adopted by vote of the shareholders of the Constituent Corporation as set forth in the above Certificate and that said resolution has not been revoked or amended.

TRANS PACIFIC GROUP, INC.
(a Utah corporation)

By: ______________________
President/Director

By: Barry D Russell
Secretary/Director

By: ______________________
Director

TRANS PACIFIC GROUP, INC.
(a Nevada corporation)

By: ______________________
President/Director

By: Barry D Russell
Secretary/Director

By: ______________________
Director

The above director's represent a majority of the Board of Directors.

NOTARY:

STATE OF CALIF

COUNTY OF Los Angeles

Before me, a notary public, on this day personally appeared LARRY KATZ proven to me to be the persons who names are subscribed to the foregoing document, and being duly sworn, declared that the statements therein contained are true and correct. Given under my hand seal of office this 22 day of NOV, 1996.

Name Printed:

My commission expires:

Notary Seal:

REGIS POSSINO
COMM. # 990141
Notary Public — California
LOS ANGELES COUNTY
My Comm. Expires MAY 25, 1997

NOTARY:

STATE OF CALIF

COUNTY OF Los Angeles

Before me, a notary public, on this day personally appeared BARRY RUSSELL ________ proven to me to be the persons who names are subscribed to the foregoing document, and being duly sworn, declared that the statements therein contained are true and correct. Given under my hand seal of office this 27th day of NOV 1996.

Name Printed: ____________

My commission expires: ____________

Notary Seal:

REGIS POSSINO
COMM. # 990141
Notary Public — California
LOS ANGELES COUNTY
My Comm. Expires MAY 23, 1997

NOTARY:

STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

Before me, a notary public, on this day personally appeared LINDA M. BRYSON ________ proven to me to be the persons who names are subscribed to the foregoing document, and being duly sworn, declared that the statements therein contained are true and correct. Given under my hand seal of office this 3 day of Dec, 1996

[signature]

Name Printed: DORENE L LANE

My commission expires: May 5 1998

Notary Seal:

OFFICIAL SEAL
DORENE L. LANE
NOTARY PUBLIC-CALIFORNIA
COMM. NO. 1025709
SAN DIEGO COUNTY
MY COMM. EXP. MAY 5, 1998

FILING FEE: $75.00 K.K.
LAUGHLIN ASSOCIATES, INC.
1000 EAST WILLIAM STREET, #100
CARSON CITY, NEVADA 89701

ARTICLES OF INCORPORATION

OF

TRANS PACIFIC GROUP, INC.

We, the undersigned natural persons of the age of 21 years or more acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such a corporation.

ARTICLE I

The name of the corporation hereby formed shall be TRANS PACIFIC GROUP, INC.

ARTICLE II

The period of its duration shall be perpetual.

ARTICLE III

The purposes for which the corporation is organized are to engage in primarily any initiation of commercial and/or industrial business consulting. To engage in any business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Nevada and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.

ARTICLE IV

The aggregate number of shares which the corporation shall have the authority to issue is 25,000,000 shares of common stock at par value of $0.001 per share, or a total capitalization of $25,000.00.

There shall be no cumulative voting, and all pre-emptive rights are denied. Each share shall entitle the holder thereof to one vote at all meetings of the stockholders.

Stockholders shall not be liable to the corporation or its creditors for any debts or obligations of the corporation.

ARTICLE V

The corporation shall not commence business until at least $1,000.00 has been received by it as consideration for the issuance of shares.

ARTICLE VI

The principal place of business and the principal office of the corporation shall be 1000 E. William Street, Suite 100 in Carson City, State of Nevada 89701. Branch offices or other places of business may be established elsewhere in the State of Nevada or without the State of Nevada and in the United States or without the United States as the Board of Directors may determine.

ARTICLE VII

Provisions for the regulations of the internal affairs of the corporation will be contained in By-laws appropriately by the Board of Directors.

ARTICLE VIII

The address of the initial registered office of the corporation 1000 East William Street, Suite 100 is Carson City, NV 89701, and the name of its inital registered agent is Laughlin Associates, Inc.

ARTICLE IX

The number of directors shall be not less than three nor more than nine, and the directors constituting the initial Board shall be three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Roger G. Coleman, Jr.	5340 Knollcrest St. Murray, Utah 84107
Deborah Lynn Hansen	1830 Homestead Farm LN #4 West Valley, Utah 84119
Roger G. Coleman, Sr.	35 South 900 West Salt Lake City, Utah 84104

ARTICLE X

The name and address of the sole incorporator is:

Roger G. Coleman, Sr.

35 South 900 West

Salt Lake City, Utah 84104

Roger G. Coleman, Sr.

INCORPORATOR

STATE OF UTAH)
:
COUNTY OF SALT LAKE)

On October 21, 1988, personally appeared before me, Roger G. Coleman, Sr., who being duly sworn by me first, declared that he had read the foregoing Articles of Incorporation, that he had signed the foregoing document as an incorporator and that the statements contained therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of October, 1988.

NOTARY PUBLIC
Residing in Salt Lake County.

NOTARY PUBLIC
My Commission Expires
MELISSA ENGLERT
525 E. 100 S. #250
Salt Lake City
UT 84102
STATE OF UTAH

My Commission Expires:

RECEIVED
MAY 03 1989
SECRETARY OF STATE

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

NOV 27 1996

3952-89

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

Trans Pacific Group, Inc., a Nevada corporation
Name of Corporation

We the undersigned Robert M. Bryson and
President or Vice President

Patrick M. Flynn of Trans Pacific Group, Inc. - Nevada
Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 22 nd day of November, 19 96, adopted a resolution to amend the original articles as follows:

Article IV is hereby amended to read as follows:

The aggregate number of shares which the corporation shall have the authority to issue is 50,000,000 shares of common stock at par value of $0.001 per share, or a total capitalization of $50,000.00.

There shall be no cumulative voting, and all pre-emptive rights are denied. Each share shall entitle the holder thereof to one vote at all meetings of the shareholders.

Stockholders shall not be liable to the corporation or its creditors for any debts or obligations of the corporation.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is -0-: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

[signature]
President or Vice President

[signature]
Secretary or Assistant Secretary

State of ____________)
) ss.
County of ____________)

On ____________, personally appeared before me, a Notary Public, ____________ who acknowledged that they
Names of persons appearing and signing document

executed the above instrument.

See attached certificate
Signature of Notary
ELB 11/26/96

(Notary Stamp or Seal)

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of San Diego

On NOVEMBER 26, 1996 before me, Elizabeth L. Bloom, Notary Public
Date — Name and Title of Officer (e.g., "Jane Doe/Notary Public")

personally appeared ROBERT M. BRYSON and PATRICK M. FLYNN
Name(s) of Signer(s)

☐ personally known to me — OR — ☒ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) ~~is~~/are subscribed to the within instrument and acknowledged to me that ~~he/she~~/they executed the same in ~~his/her~~/their authorized capacity(ies), and that by ~~his/her~~/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

ELIZABETH L. BLOOM
Commission # 1059264
Notary Public — California
San Diego County
My Comm. Expires Jul 1, 1999

WITNESS my hand and official seal.

Elizabeth L. Bloom
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: Certificate of Amendment of Articles of Incorporation

Document Date: No Date — Number of Pages: 1

Signer(s) Other Than Named Above: ———

Capacity(ies) Claimed by Signer(s)

Signer's Name: ROBERT M. BRYSON

☐ Individual
☐ Corporate Officer
Title(s):
☐ Partner — ☐ Limited ☐ General
☐ Attorney-in-Fact
☐ Trustee
☐ Guardian or Conservator
☒ Other: PRESIDENT

RIGHT THUMBPRINT OF SIGNER
Top of thumb here

Signer is Representing:
TRANS PACIFIC GROUP, INC. - NEVADA

Signer's Name: PATRICK M. FLYNN

☐ Individual
☐ Corporate Officer
Title(s):
☐ Partner — ☐ Limited ☐ General
☐ Attorney-in-Fact
☐ Trustee
☐ Guardian or Conservator
☒ Other: SECRETARY

RIGHT THUMBPRINT OF SIGNER
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Signer is Representing:
TRANS PACIFIC GROUP, INC. - NEVADA

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

FEB 18 1997

DEAN HELLER SECRETARY OF STATE

No. 3452-89

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Stock)

Trans Pacific Group, Inc.
Name of Corporation

We the undersigned Linda M. Bryson and
President or Vice President

Barry Russell of Trans Pacific Group, Inc.
Secretary or Assistant Secretary Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 3rd day of February, 19 97, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

The Beverage Store, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,181,610: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

[signature]
President or Vice President

[signature]
Secretary or Assistant Secretary

~~State~~ PROVINCE of BRITISH COLUMBIA)
) ss.
~~County~~ COUNTRY of CANADA)

On FEBRUARY 7, 1997, personally appeared before me, a Notary Public, BARRY RUSSELL who acknowledged that they
Names of persons appearing and signing document

executed the above instrument.

[signature]
Signature of Notary

(Notary Stamp or Seal)

DEVIKA MEHTA
NOTARY PUBLIC
102 - 1401 WEST BROADWAY
VANCOUVER, B.C. V6H 1H6
TEL (604) 678-0450

GENERAL ACKNOWLEDGMENT

NO 2

State of CALIF.
County of L.A } SS.

REGIS POSSINO
COMM. # 990141
Notary Public — California
LOS ANGELES COUNTY
My Comm. Expires MAY 25, 1997

On this the 3rd day of Feb 1997, before me,

REGIS POSSINO,

the undersigned Notary Public, personally appeared

LARRY KATZ,

☐ personally known to me
☐ proved to me on the basis of satisfactory evidence
to be the person(s) whose name(s) HE subscribed to the within instrument, and acknowledged that HE executed it.
WITNESS my hand and official seal.

Notary's Signature

7110 122

NATIONAL NOTARY ASSOCIATION • 23012 Ventura Blvd. • P.O. Box 4625 • Woodland Hills, CA 91365-4

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

APR 27 1998

No. C3952-89

DEAN HELLER, SECRETARY OF STATE

APR 27 1998

CERTIFICATE OF AMENDMENT
TO
THE ARTICLES OF INCORPORATION
OF
THE BEVERAGE STORES, INC.

The undersigned President and Secretary of Superior Oil Corporation, a Nevada Corporation, pursuant to the provisions of Section 78.385 and 78.390, of the Nevada Revised statutes, for the purpose of amending the Articles of Incorporation of the said Corporation, do certify as follows:

That the Board of Directors of the said corporation, at a meeting duly convened and held on the 17th day of April, 1998, adopted resolutions to amend the Articles of Incorporation, as follows:

ARTICLE I shall be amended as follows:

ARTICLE I - NAME

The name of the Corporation shall be FORTUNE OIL & GAS, INC.

The forgoing amendment to the Articles of Incorporation were duly adopted by the written consent of the shareholders of the Corporation, pursuant to Section 78.320 of the Nevada Revised Statute, on April 17, 1998.

The number of shares of Common Stock of the Corporation outstanding and entitles to vote on the forgoing amendment to the Articles of Incorporation on April 17, 1998 were 4,401,338 shares and the said amendments were approved and consented to by 3,093,557 shares, being voted in person or by proxy, which represented more than a 62% majority of the issued and outstanding shares of the Common Stock of the Corporation.

The undersigned President and Secretary of the Corporation hereby declare that the forgoing Certificate of Amendment to Articles of Incorporation is true and correct to the best of their knowledge and belief.

In witness whereof, this certificate has been executed by the undersigned on April 17, 1998.

Larry Katz, President

Charles McGuirk, Secretary

GENERAL ACKNOWLEDGMENT

NO. 20

State of CA
County of L.A } SS.

On this the 17 day of April 1991, before me, Regis Possino the undersigned Notary Public, personally appeared Charles McGuirk + Larry Karl

☐ personally known to me
☒ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) They subscribed to the within instrument, and acknowledged that They executed it.

WITNESS my hand and official seal.

REGIS POSSINO
Commission # 1150929
Notary Public - California
Los Angeles County
My Comm. Expires Aug 10, 2001

[signature]
Notary's Signature

7110 122

NATIONAL NOTARY ASSOCIATION • 23012 Ventura Blvd. • P.O. Box 4625 • Woodland Hills, CA 91365-4625

RECEIVED
APR 27 1998
SECRETARY OF STATE

STATE OF NEVADA
Secretary of State

I hereby certify that this is a true and complete copy of the document as filed in this office.

APR 27 '98

DEAN HELLER
Secretary of State

FILED # C 3952-89

AUG 2 2 2002

IN THE OFFICE OF
[signature]
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION
(After Issuance of Stock)

FORTUNE OIL & GAS, INC.

We, the undersigned, David A. Nunn, President and James B. Wensveen, Secretary, of Fortune Oil & Gas, Inc., a corporation organized under the laws of the State of Nevada, do hereby certify:

1. That the Board of Directors of said corporation by unanimous consent action without a meeting pursuant to NRS 78.385 on March 1, 2002, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

RESOLVED that Article IV of said articles of incorporation be amended to read as follows:

The authorized capital of the corporation shall consist of 100,000,000 shares of common stock, with a par value of $.001 per share. The directors of the corporation shall have the authority, without any further approval of the shareholders, to establish the voting powers, designations, preferences, limitations, restrictions and relative rights of any class or series of common stock.

The consideration for the issuance of any shares of capital stock may be paid, in whole or in part, in money, services, or other thing of value. The judgment of the directors as to the value of the consideration for the shares shall be conclusive. When the payment of the consideration for shares has been received by the corporation, such shares shall be deemed fully paid and nonassessable.

2. That the number of shares of common stock of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 29,987,709 that the said changes and amendments have been consented to and approved by the majority of the

the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, the said Fortune Oil & Gas, Inc. has caused this certificate to be signed by its president and its secretary this 6th day of March, 2002.

FORTUNE OIL & GAS, INC.

By: ____________________________

David A. Nunn, President

____

James B. Wensveen, Secretary

PROVINCE OF BRITISH COLUMBIA
CITY OF VANCOUVER

On March 6, 2002, David A. Nunn and James B. Wensveen, personally appeared before me, a Solicitor and Notary Public, who acknowledged that they executed the foregoing instrument.

____

Anthony B.P. DuMoulin
Barrister, Solicitor and Notary Public
DuMoulin & Boskovich
Barristers & Solicitors
Suite 1800-1095 West Pender Street
Vancouver, BC V6E 2M6